Exhibit 1.1

DEALER MANAGER AGREEMENT

[●] [●], 2023

Emerson Equity LLC

6860 N Dallas Pkwy, Ste 200

Plano, TX 75024

This Dealer Manager Agreement (this “Agreement”) is entered into by and between Belpointe PREP, LLC, a Delaware limited liability company (the “Company”) and Emerson Equity LLC, a California limited liability company (the “Dealer Manager”).

The Company has filed a Registration Statement (as hereinafter defined) with the U.S. Securities and Exchange Commission (the “SEC”) registering an ongoing offering (the “Offering”) of Class A units (the “Units”) representing limited liability company interest in the Company.

The Offering is and shall be comprised of the maximum amount of Units set forth in the Prospectus (as hereinafter defined) that will be issued and sold at the price per Unit set forth in the Prospectus. In connection with the Offering, the minimum purchase by any one person shall be as set forth in the Prospectus (except as otherwise indicated in any letter or memorandum from the Company to the Dealer Manager).

Except as otherwise agreed by the Company and the Dealer Manager, Units sold through the Dealer Manager are to be sold through the Dealer Manager, as the dealer manager, and the participating broker-dealers (each a “Dealer” and collectively, the “Dealers”) with whom the Dealer Manager has entered into or will enter into a participating dealer agreement, substantially in the form attached hereto as Exhibit A or such other form as approved by the Company (each a “Participating Dealer Agreement”), and the wholesaler broker-dealers (each a “Wholesaler” and collectively, the “Wholesalers”) with whom the Dealer Manager has entered into or will enter into a wholesaling agreement, substantially in the form attached hereto as Exhibit B or such other form as approved by the Company (each a “Wholesaling Agreement” and, together with the Participating Dealer Agreements, the “Selected Dealer Agreements”), related to the distribution of Units at a purchase price equal to the then-current price per Unit (the “Purchase Price”) made available to investors in the Prospectus, plus any applicable selling commissions and dealer manager fees, subject in certain circumstances to any reductions thereof as described in the Prospectus. All of the selling commissions will be reallowed by the Dealer Manager to the Wholesalers who distributed or Dealers who sold the applicable Units giving rise to such selling commissions, as described more fully in the Selected Dealer Agreement entered into with each such Wholesaler or Dealer, as applicable.

Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Prospectus. Now, therefore, the Company hereby agrees with the Dealer Manager as follows:

1. Representations and Warranties of the Company: The Company represents and warrants to the Dealer Manager and each Wholesaler and Dealer participating in the Offering that:

(a) A registration statement on Form S-11 with respect to the Units has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (collectively, the “Securities Act”). Copies of such Registration Statement and each amendment thereto have been or will be delivered to the Dealer Manager. The prospectus contained therein, as amended and supplemented from time to time, is hereinafter referred to as the “Prospectus.” As used in this Agreement, the term “Registration Statement” means a registration statement on Form S-11 with respect to the Units on file with and declared effective by the SEC, as amended or replaced from time to time. “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the SEC. “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC pursuant to Rule 424 under the Securities Act. The terms Registration Statement and Prospectus, in all cases, shall include the documents, if any, incorporated by reference therein.

(b) As of the Effective Date or Filing Date, as applicable, the Registration Statement and Prospectus complied or will comply in all material respects with the Securities Act. The Registration Statement, as of the applicable Effective Date, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus as of the applicable Filing Date, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representation does not extend to such statements contained in or omitted from the Registration Statement or Prospectus that relate to the Dealer Manager or any of the Wholesalers or Dealers, are primarily within the knowledge of the Dealer Manager or any of the Wholesalers or Dealers or are based upon information furnished by the Dealer Manager or any of the Wholesalers or Dealers in writing to the Company specifically for inclusion therein.

(c) The documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (collectively, the “Exchange Act”), and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The Company has been duly and validly organized and formed as a limited liability company under the laws of the state of Delaware, with the power and authority to conduct its business as described in the Prospectus.

(e) No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Units, except as may be required under the Securities Act, by the Financial Industry Regulatory Authority, Inc. (“FINRA”), New York Stock Exchange American (“NYSE American”), or applicable state securities law, or where the failure to obtain such consent, approval, authorization or other order would not reasonably be expected to have a material adverse effect on the business or property of the Company.

(f) Unless otherwise described in the Registration Statement and Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, that would reasonably be expected to have a material adverse effect on the business or property of the Company.

(g) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under (i) the Company’s charter or amended and restated limited liability company operating agreement, as may be further amended, modified, supplemented, restated or amended and restates from time to time (the “Operating Agreement”), (ii) any indenture, mortgage, deed of trust or lease to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties is bound, or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

(h) The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

(i) At the time of the issuance of the Units, the Units will have been duly authorized and, when issued and sold as contemplated by the Prospectus and the Company’s charter and Operating Agreement, and upon payment therefor as provided by the Prospectus and this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

(j) At the time of the issuance of the Units, the Units will have been approved for listing on the NYSE American, subject to official notice of issuance.

(k) The Company has filed all material federal, state, and foreign income tax returns that have been required to be filed, on or before the due date (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Company to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith.

(l) The financial statements of the Company, including the schedules and related notes, if any, filed as part of the Registration Statement and included in the Prospectus, are complete, correct and present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations and changes in financial position for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise stated in the Registration Statement and the Prospectus, and all adjustments necessary for a fair presentation of results for such periods have been made.

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(m) Commencing with the taxable year ended December 31, 2020, the Company elected to be qualified as a qualified opportunity fund (“QOF”) and taxed as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”), the Company is organized in conformity with the requirements for qualification and taxation as a QOF and partnership, and its proposed method of operation (as described in the Registration Statement and the Prospectus) will enable the Company to continue to meet the requirements for qualification and taxation as a QOF and partnership under the Code.

(n) The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(o) Each independent accounting firm that has audited and is reporting upon any financial statements included in the Registration Statement or the Prospectus or any amendments or supplements thereto is, to the Company’s knowledge, an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board as is required by the Securities Act.

(p) Any and all printed sales literature or other materials that have been approved in advance in writing by the Company and appropriate regulatory agencies, including, without limitation, the SEC and FINRA, as applicable, for use in the Offering (“Authorized Sales Materials”) prepared by the Company and any of its affiliates specifically for use with potential investors in connection with the Offering, when used in conjunction with the Prospectus, did not at the time provided for use, and, as to later provided materials, will not at the time provided for use, include any untrue statement of a material fact nor did they at the time provided for use, or, as to later provided materials, will they at the time provided for use, omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus, not misleading.

2. Representations and Warranties of the Dealer Manager. The Dealer Manager represents and warrants to the Company, with respect to the Offering, as applicable, that:

(a) The Dealer Manager is a limited liability company duly formed, validly existing and in good standing under the laws of the State of California, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

(b) No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Dealer Manager of this Agreement.

(c) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default under (i) the Dealer Manager’s charter or limited liability company operating agreement, (ii) any indenture, mortgage, deed of trust or lease to which the Dealer Manager or any of its subsidiaries is a party or by which the Dealer Manager or any of its subsidiaries or any of their properties is bound, or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

(d) The Dealer Manager has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

(e) The Dealer Manager is, and during the term of this Agreement will be (i) duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, (ii) a member in good standing of FINRA, and (iii) a broker-dealer duly registered as such in those states where the Dealer Manager is required to be registered in order to carry out the Offering as contemplated by this Agreement and the Prospectus. Each of the Dealer Manager’s employees and representatives has all required licenses and registrations to act under this Agreement and to carry out the Offering as contemplated thereby. There is no provision in the Dealer Manager’s FINRA membership agreement that would restrict the ability of the Dealer Manager to carry out the Offering as contemplated by this Agreement and the Prospectus.

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(f) The Dealer Manager represents and warrants to the Company and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) The Dealer Manager has established and implemented an anti-money laundering compliance program in compliance with applicable law, including applicable FINRA Conduct Rules, the Exchange Act and the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001 (the “USA Patriot Act”) (collectively, the “AML Rules”). The Dealer Manager is currently in compliance with all AML Rules, including, but not limited to, the Customer Identification Program requirements under Title III of the USA Patriot Act.

(h) The Dealer Manager has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Dealer Manager, its subsidiaries and their respective officers, directors, employees and agents with (i) all applicable economic sanctions or trade embargoes (“Sanctions”), including but not limited to those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State, and (ii) applicable anti-corruption or anti-bribery laws and regulations (“Anti-Corruption Laws”), including but not limited to the Foreign Corrupt Practices Act of 1977, as amended. The Dealer Manager is not subject to or the target of any Sanctions and is in compliance with Sanctions and Anti-Corruption Laws.

3. Covenants of the Company. The Company covenants and agrees with the Dealer Manager that:

(a) It will furnish to the Dealer Manager and others designated by the Dealer Manager as many copies of the following documents as the Dealer Manager may reasonably request: (i) the Prospectus and every supplemental or amended Prospectus; (ii) this Agreement; and (iii) any Authorized Sales Materials (provided that the use of said Authorized Sales Materials has been first approved for use by all appropriate regulatory agencies, as applicable).

(b) It will: (i) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer Manager; (ii) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (iii) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will promptly notify the Dealer Manager and, to the extent the Company determines such action is in the best interests of the Company, use its commercially reasonable efforts to obtain the lifting of such order.

(c) If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will affect the preparation of an amended or supplemental Prospectus that will correct such statement or omission. The Company will then promptly prepare such amended or supplemental Prospectus or Prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

(d) If at any time any event occurs that is known to the Company as a result of which any Authorized Sales Materials when used in conjunction with the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will notify the Dealer Manager thereof.

(e) It will disclose a per Unit estimated value of the Units and related information in accordance with the requirements of FINRA Rule 2310(b)(5).

(f) Prior to first use, the Company will file and obtain clearance of the Authorized Sales Materials to the extent required by applicable SEC rules.

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4. Obligations and Compensation of Dealer Manager.

(a) The Company hereby appoints the Dealer Manager as its agent and distributor for the purpose of selling for cash to Members of the Public up to the maximum amount of Units set forth in the Prospectus through Wholesalers and Dealers, all of whom shall be members of FINRA in good standing. As used in this Agreement, “Members of the Public” shall mean persons in the general public. For the avoidance of doubt, if the Company enters into a separate dealer manager, direct wholesaler or other related agreement for the sale of Units in the Offering through a third-party distribution channel, the term “Members of the Public” shall not include any person who is part of an identifiable category of persons within such distribution channel. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Units on said terms and conditions set forth in the Prospectus with respect to the Offering and any additional terms or conditions specified in Schedule I to this Agreement, as may be amended from time to time. With respect to the Dealer Manager’s participation in the distribution of the Units in the Offering, the Dealer Manager agrees to comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and all other state or federal laws, rules and regulations applicable to the Offering and the sale of Units, all applicable state securities laws and regulations, and the rules of FINRA applicable to the Offering, from time to time in effect, including, without limitation, FINRA Rules 2040, 2111, 2310, 5110 and 5141.

(b) Promptly after the initial Effective Date of the Registration Statement, the Dealer Manager, Wholesalers and Dealers shall commence the offering of the Units in the Offering for cash to Members of the Public in jurisdictions in which the Units are registered for sale or in which such offering is otherwise permitted. The Dealer Manager, Wholesalers and Dealers will immediately suspend or terminate offering of the Units upon request of the Company at any time and will resume offering the Units upon subsequent request of the Company.

(c) Subject to any special circumstances described in or otherwise provided under the caption “Plan of Distribution” in the Prospectus, which may be amended from time to time, the Company will pay to the Dealer Manager selling commissions and dealer manager fees as described in Schedule I to this Agreement. The applicable selling commissions and dealer manager fees will be paid substantially concurrently with the acceptance by the Company of subscriptions submitted by purchasers of Units and all of the selling commissions will be reallowed by the Dealer Manager to the Wholesalers who distributed or Dealers who sold the Units giving rise to such selling commissions, as described more fully in the Selected Dealer Agreement entered into with each such Wholesaler or Dealer, as applicable.

(d) The terms of any reallowance of selling commissions shall be set forth in the Selected Dealer Agreement entered into with the Wholesalers or Dealers, as applicable. The Company will not be liable or responsible to any Wholesaler or Dealer for direct payment of selling commissions, it being the sole and exclusive responsibility of the Dealer Manager for payment of selling commissions to Wholesalers and Dealers. Notwithstanding the foregoing, at the discretion of the Company, the Company may act as agent of the Dealer Manager by making direct payment of selling commissions to Wholesalers or Dealers on behalf of the Dealer Manager without incurring any liability.

(e) The Dealer Manager shall pay its own costs and expenses incident to the performance of this Agreement.

(f) The Dealer Manager and all Wholesalers and Dealers will distribute or offer and sell the Units at the price per Unit described in the Prospectus.

(g) The Dealer Manager shall: (i) abide by and comply with (A) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”), (B) the privacy standards and requirements of any other applicable federal or state law, and (C) its own internal privacy policies and procedures, each as may be amended from time to time; (ii) refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and (iii) determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers from the Wholesalers, if applicable, and Dealers (the “List”) to identify customers that have exercised their opt-out rights. Prior to using or disclosing nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, each party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

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(h) The Dealer Manager shall remain in compliance with all AML Rules and shall, upon request by the Company, provide a certification to the Company that, as of the date of such certification, the Dealer Manager is in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Title III of the USA Patriot Act.

(i) The Dealer Manger will maintain in effect and enforce policies and procedures designed to ensure compliance by the Dealer Manager, its subsidiaries and their respective directors, officers, employees and agents with Sanctions and Anti-Corruption Laws. The Dealer Manager will not act in any manner that would result in the violation of any Sanctions or Anti-Corruption Laws by any party to this Agreement. The Dealer Manager will deliver in a timely manner all documents reasonably requested by the Company in connection with Sanctions.

(j) The Dealer Manager shall keep, and shall cause its officers, directors, managers, employees, owners, members, partners and other agents (collectively, its “Representatives”) to keep, all Confidential Information (as hereinafter defined) strictly confidential and shall not use, distribute or copy the same except in connection with the Dealer Manager’s performance of its obligations hereunder. The Dealer Manager agrees not to disclose, and to cause its Representatives not to disclose, such Confidential Information to the public, or to any person involved in selling efforts related to the Offering or to any other third party and agrees not to use the Confidential Information in any manner in the offer and sale of the Units. The Dealer Manager shall use all reasonable precautions necessary to preserve the confidentiality of the Confidential Information, including, but not limited to (i) limiting access to such information to persons who have a need to know such information only for the purpose of performance of the Dealer Manager’s obligations hereunder, and (ii) informing each recipient of such Confidential Information of the Dealer Manager’s confidentiality obligation. The Dealer Manager acknowledges that the Dealer Manager or its Representatives may have previously received Confidential Information and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. The Dealer Manager acknowledges that the Dealer Manager or its Representatives may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Company or its affiliates and agrees that the foregoing restrictions shall apply to any Confidential Information received through any source or medium. The Dealer Manager acknowledges the restrictions and limitations of Regulation FD promulgated by the SEC and agrees that the foregoing restrictions are necessary and appropriate in order for the Company to comply therewith. Notwithstanding the foregoing, Confidential Information may be disclosed (x) if approved in writing for disclosure by the Company, (y) pursuant to a subpoena or as required by law, or (z) as required by regulation, rule, order or request of any governing or self-regulatory organization (including the SEC or FINRA), provided that the Dealer Manager shall notify the Company in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to provisions (y) and (z). For purposes hereof, “Confidential Information” shall mean and include: (i) trade secrets concerning the business and affairs of the Company, or its affiliates; (ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, investment strategies, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the Company or its affiliates; (iii) information concerning the business and affairs of the Company or its affiliates (including, without limitation, historical financial statements, financial projections and budgets, investment-related information, models, budgets, plans, market studies and personal information, however documented); (iv) any information marked or designated “Confidential;” and (v) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing; provided, however, that “Confidential Information” shall not include information that is or becomes available to the public other than as a result of disclosure by the Dealer Manager in breach of this Agreement, including any information that is included in the Prospectus or any Authorized Sales Materials; was available to the Dealer Manager on a non-confidential basis prior to its disclosure to such Dealer Manager in connection with this Agreement; becomes available to the Dealer Manager from a source that is not known by the Dealer Manager to be otherwise prohibited from communicating such information to the Dealer Manager; or is independently developed by the Dealer Manager without reference to the Confidential Information.

(k) At the request of the Company, the Dealer Manager will engage a Wholesaler or Dealer selected by the Company and enter into a related Selected Dealer Agreement. The Dealer Manager shall not engage a Wholesaler or Dealer without the prior written consent of the Company and shall not enter into a Selected Dealer Agreement unless the Company has approved of such Agreement in writing (including via e-mail), which consent or approval, as applicable, shall not be unreasonably withheld, conditioned, or delayed. The Dealer Manager shall provide executed copies of each Selected Dealer Agreement to the Company on the day such Agreement is executed. The Dealer Manager will terminate any Selected Dealer Agreement at the request of the Company.

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(l) The Dealer Manager shall not exercise any discretion under a Selected Dealer Agreement, including the discretion to waive or modify certain rights and obligations of a Wholesaler or Dealer, without receiving the Company’s prior written (including via e-mail) approval.

5. Indemnification.

(a) To the extent permitted by the Company’s Operating Agreement, and subject to the limitations set forth below, the Company will indemnify and hold harmless the Dealer Manager, Wholesalers, Dealers, their respective officers and directors and each person, if any, who controls such Dealer Manager, Wholesaler or Dealer within the meaning of Section 15 of the Securities Act (collectively, the “Dealer Indemnified Persons”) from and against any losses, claims, expenses (including reasonable attorneys’ fees and other expenses incurred in investigating and defending such claims), damages or liabilities (collectively, the “Losses”) to which such Dealer Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings in respect thereof) arise out of or are related to (i) any untrue statement of a material fact contained in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, or in any Authorized Sales Materials, or (ii) the omission to state in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or in any Authorized Sales Materials a material fact necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus, not misleading.

(b) Notwithstanding the foregoing provisions of Section 5(a):

(i) The Company will not indemnify or hold harmless any Dealer Indemnified Person in any manner for Losses arising out of or related to a violation of federal or state securities laws, unless one or more of the following conditions are met: (A) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Dealer Indemnified Person; (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Dealer Indemnified Person; or (C) a court of competent jurisdiction approves a settlement of the claims against the particular Dealer Indemnified Person and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

(ii) The Company will not be liable in any manner for Losses to the extent such Losses arise out of or are related to an untrue statement or omission made in reliance upon and in conformity with written information furnished (A) to the Company by the Dealer Manager, or (B) to the Company or the Dealer Manager by or on behalf of any Wholesaler or Dealer, in each case specifically for use in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, or any Authorized Sales Materials, and, further, the Company will not be liable for any portion of Losses in any action or proceeding in which it is determined that the Dealer Manager, Wholesaler or Dealer was at fault in connection with such portion of Losses, action or proceeding.

(c) The indemnification set forth in Section 5(a) is subject to the further condition that, insofar as it relates to any untrue statement or omission made in the Prospectus (or any amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnification shall not inure to the benefit of a Dealer Indemnified Party from whom the person asserting any Losses purchased Units that are the subject thereof, if a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company, but only if a copy of the Prospectus as so amended or supplemented had been supplied to the Dealer Manager, Wholesaler or Dealer prior to such acceptance.

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(d) The Dealer Manager will indemnify and hold harmless the Company, its manager, Belpointe PREP Manager, LLC, a Delaware limited liability company, and their respective officers, directors, employees, members, agents, affiliates and representatives, the sponsor of the Company, Belpointe, LLC, a Connecticut limited liability company, and its affiliates, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (the “Company Indemnified Persons”), from and against any Losses to which any Company Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings in respect thereof) arise out of or are related to: (i) any untrue statement of a material fact contained in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, or in any Authorized Sales Materials; (ii) the omission to state in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or in any Authorized Sales Materials a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that clauses (i) and (ii) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or in preparation of any Authorized Sales Materials; (iii) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with Members of the Public by the Dealer Manager in the offer and sale of the Units or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Units to Members of the Public in such jurisdiction; (iv) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Units; (v) any material violation of this Agreement; (vi) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA Patriot Act; or (vii) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. This indemnity obligation will be in addition to any liability that the Dealer Manager may otherwise have.

(e) Each Wholesaler and Dealer will indemnify and hold harmless the Company Indemnified Persons, the Dealer Manager, its officers and directors and each person who controls the Dealer Manager within the meaning of Section 15 of the Securities Act (the “Dealer Manager Indemnified Persons” and together with the Dealer Indemnified Persons and Company Indemnified Persons (the “Indemnified Persons”)) from and against any Losses to which any Company Indemnified Person or Dealer Manager Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings in respect thereof) arise out of or are related to: (i) any untrue statement of a material fact contained in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or in any Authorized Sales Materials; (ii) the omission to state in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or in any Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that clauses (i) and (ii) only apply to the extent that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of the Wholesaler or Dealer specifically for use with reference to the Wholesaler or Dealer in the preparation of the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, or in preparation of any Authorized Sales Materials; (iii) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with Members of the Public by the Wholesaler, if applicable, or Dealer in the offer and sale of the Units or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Units to Members of the Public in such jurisdiction; (iv) any untrue statement made by the Wholesaler or Dealer or their respective representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Units; (v) any material violation of this Agreement or the Selected Dealer Agreement entered into between the Dealer Manager and the Wholesaler or Dealer, as applicable; (vi) any failure or alleged failure to comply with all applicable laws, including, without limitation, laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA Patriot Act; or (vii) any other failure or alleged failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. This indemnity obligation will be in addition to any liability that such Wholesaler or Dealer may otherwise have.

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(f) Promptly after receipt by an Indemnified Person under this Section 5 of notice of the commencement of any action or proceeding, such Indemnified Person will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5 (an “Indemnifying Person”), notify in writing the Indemnifying Person of the commencement thereof. The failure of an Indemnified Person to so notify the Indemnifying Person will relieve the Indemnifying Person from any liability under this Section 5 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any Indemnified Person. In case any such action or proceeding is brought against any Indemnified Person, and it notifies an Indemnifying Person of the commencement thereof, the Indemnifying Person will be entitled, to the extent it may wish, jointly with any other Indemnifying Person similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such Indemnifying Person of the obligation to reimburse the Indemnified Person for reasonable attorneys’ fees and other expenses (subject to Section 5(g)) incurred by such Indemnified Person in defending itself, except for such expenses incurred after the Indemnifying Person has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such Indemnifying Person shall not be liable to any such Indemnified Person on account of any settlement of any claim or action effected without the consent of such Indemnifying Person. Any Indemnified Person shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such Indemnified Person.

(g) The Indemnifying Person shall pay all reasonable attorneys’ fees and expenses of the Indemnified Person in the defense of such claims or actions; provided, however, that the Indemnifying Person shall not be obliged to pay attorneys’ fees and expenses to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one Indemnified Person. If such claims or actions are alleged or brought against more than one Indemnified Person, then the Indemnifying Person shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the Indemnified Persons against which such action is finally brought; and in the event a majority of such Indemnified Persons are unable to agree on which law firm for which expenses or fees will be reimbursable by the Indemnifying Person, then payment shall be made to the first law firm of record representing an Indemnified Person against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

(h) The indemnity obligations contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Wholesaler or Dealer, or any person controlling any Wholesaler or Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of any person controlling the Company or the Dealer Manager, (ii) delivery of any Units and payment therefor, and (iii) any termination of this Agreement. A successor of any Wholesaler or Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 5.

(i) By virtue of entering into the Selected Dealer Agreement, each Wholesaler and Dealer, as applicable, will agree to indemnify, defend and hold harmless the Company, the Dealer Manager, each of their respective Indemnified Persons, and each person who signs any Registration Statement, from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, or any of their respective Indemnified Persons, or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, as more fully described in the Selected Dealer Agreement. The Dealer Manager shall not amend or delete any such Wholesaler or Dealer indemnity in a Selected Dealer Agreement without the Company’s prior written consent.

6. Survival of Provisions.

(a) The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Dealer Manager or any Wholesaler or Dealer or any person controlling the Dealer Manager or any Wholesaler or Dealer or by or on behalf of the Company or any person controlling the Company, and (ii) the acceptance of any payment for the Units.

(b) The respective agreements of the Company and the Dealer Manager set forth in Sections 4 through 14 and 16 of this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement.

7. Applicable Law. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of New York; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section.

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8. Arbitration. Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration, including issues of arbitrability (both substantive and procedural), administered in accordance with the rules and policies of JAMS then in effect; provided, however, that (a) the parties waive any right to a jury, and (b) discovery will be limited to matters which are directly relevant to the issues in the arbitration. The parties will request that the arbitrator or arbitration panel (the “Arbitrator”) issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the Arbitrator shall be final and binding, and judgment upon any arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held in the office of JAMS located in the borough of Manhattan, City of New York, or at another mutually agreed upon site. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrators will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration.

9. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

10. Successors and Amendment.

(a) This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Wholesalers and Dealers to the extent set forth in Sections 1 and 5 hereof.

(b) This Agreement may be amended by the written agreement of the Dealer Manager and the Company.

11. Term and Termination. This Agreement shall expire at the end of the Offering. This Agreement may be terminated (a) by the Company on 60 days’ prior written notice, (b) by the Dealer Manager, on 180 days’ prior written notice, or (c) by either party immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. Upon expiration or termination of this Agreement, (x) the Company shall pay to the Dealer Manager all earned but unpaid selling commissions to which the Dealer Manager is or becomes entitled under Section 4 pursuant to the requirements thereof, offset by any losses suffered by the Company or any officer or director of the Company arising from the Dealer Manager’s breach of this Agreement or an action that would otherwise give rise to an indemnification claim against the Dealer Manager under Section 5, and (y) the Dealer Manager shall promptly deliver to the Company all records and documents in its possession that relate to the Offering other than as required by law to be retained by the Dealer Manager. Upon the expiration or termination of this Agreement, the Dealer Manager shall use its commercially reasonable efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.

12. Non-Exclusive Relationship. The Dealer Manager acknowledges and agrees that it has been appointed as dealer manager of the Offering on a non-exclusive basis and that the Company may enter into one or more separate dealer manager or other agreements for the sale of Units in the Offering. The Company will provide the Dealer Manager with prompt notice of the engagement of any additional dealer managers.

13. Prospectus and Authorized Sales Materials. The Dealer Manager agrees that it is not authorized or permitted to give and will not give any information or make any representation concerning the Units except as set forth in the Prospectus and any Authorized Sales Materials. The Dealer Manager further agrees (a) not to deliver any Authorized Sales Materials to any investor or prospective investor, to any broker-dealer that has not entered into a Selected Dealer Agreement, or to any representatives or other associated persons of such a broker-dealer, unless it is accompanied or preceded by the Prospectus as amended and supplemented, and (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Units to Members of the Public. Dealer Manager, in its agreements with Wholesalers and Dealers, will include requirements and obligations of the Wholesalers and Dealers similar to those imposed upon the Dealer Manager pursuant to this Section 13.

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14. Submission of Orders. The Dealer Manager will require in its agreements with each Dealer that each Dealer comply with the submission of orders procedures set forth in the form of Selected Dealer Agreement attached as Exhibit A to this Agreement. To the extent the Dealer Manager is involved in the distribution process other than through a Dealer, the Dealer Manager will comply with such submission of orders procedures, and will require each person desiring to purchase Units in the Offering to complete and execute a subscription agreement in the form filed as an appendix to the Prospectus (a “Subscription Agreement”) in the form provided by the Company to the Dealer Manager for use in connection with the Offering and to deliver to the Dealer Manager or as otherwise directed by the Dealer Manager such completed and executed Subscription Agreement together with a check or wire transfer (a “Payment”) in the amount of such person’s purchase, which, unless otherwise agreed to by the Company, must be at least the minimum purchase amount set forth in the Prospectus for the Units. Subscription Agreements and Payments will be transmitted by the Dealer Manager to the Company, as soon as practicable, but in any event by the end of the second business day following receipt by the Dealer Manager. If the Dealer Manager receives a Subscription Agreement or Payment not conforming to the instructions set forth in the form of Selected Dealer Agreement, the Dealer Manager shall return such Subscription Agreement and Payment directly to such subscriber not later than the end of the next business day following its receipt. Payments of rejected subscribers will be promptly returned to such subscribers

15. Notice. Notices and other writings contemplated by this Agreement shall be delivered via (a) hand, (b) first class registered or certified mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier or (d) electronic mail. All such notices shall be addressed, as follows:

If to the Dealer-Manager:

Emerson Equity LLC

155 Bovet Road, Suite 725

San Mateo, California 94402

Attn.: Howard Davis

Email: hdavis@emersonequity.com

If to the Company:

Belpointe PREP, LLC

255 Greenville Road

Greenwich, Connecticut 06831

Attn.: Brandon E. Lacoff

Email: blacoff@belpointe.com

With copies (which shall not constitute notice) to:

Saul Ewing LLP

1270 Avenue of the Americas, Suite 2005

New York, New York 10020

Attn.: Vanessa J. Schoenthaler

Email: vanessa.schoenthaler@saul.com

16. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior agreement or understanding between them with respect to such subject matter.

[Intentionally left blank.]

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If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

BELPOINTE PREP, LLC

By:
Brandon E. Lacoff
Chief Executive Officer

ACCEPTED AND AGREED TO AS OF THE
DATE FIRST ABOVE WRITTEN:

EMERSON EQUITY LLC

By:
Howard Davis
Compliance Principal

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Schedule I

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Exhibit A

Form of Participating Dealer Agreement

Exhibit B

Form of Wholesaling Agreement